ARTICLES OF INCORPORATION

                               OF

               NICHOLAS EQUITY INCOME FUND, INC.




      We, the undersigned natural persons of the age of eighteen years or more, both of whose address is 700 North Water Street, Suite 1010, Milwaukee, Wisconsin 53202, acting as Incorporators of a corporation under the General Laws of the State of Maryland authorizing the formation of corporations, adopt the following Articles of Incorporation for such corporation:

      FIRST:    The name of the corporation (which is hereinafter
      -----
called the "Corporation") is Nicholas Equity Income Fund, Inc.

      SECOND:   The period of its existence is perpetual.
      ------

      THIRD:    The   purposes   for  which  the  Corporation  is
      -----
organized are:

           A. To engage in the business of a diversified, open-end management investment company under the Investment Company
Act of 1940, as amended;

           B. To purchase or otherwise acquire, hold for investment or otherwise, and to sell, exchange or otherwise dispose of securities, or rights or warrants to acquire securities, of any private or public company, corporation, association, trust or syndicate, however organized;

           C. To purchase or otherwise acquire, hold for investment or otherwise, and to sell, exchange, or otherwise dispose of, securities issued or guaranteed by the United States of America, by any state of the United States of America, by any political subdivision of any state, by any public instrumentality of a state, or by any person controlled or supervised by and acting as an instrumentality of the United States of America;

           D. To deposit its funds, from time to time, in such checking account or accounts as may reasonably be required, and to deposit its funds at interest in any bank, savings bank or trust company in good standing organized under the laws of the United States of America or any state thereof, or of the District of Columbia;

           E. To conduct research and investigations with respect to securities, organizations and business conditions in the United States and elsewhere; to secure information and advice pertaining to the investment and employment of the assets and funds of the Corporation and to pay compensation to others for the furnishing of any or all of the foregoing;

           F. Subject to any restrictions contained in the Investment Company Act of 1940, as amended, in applicable state securities or "blue sky" laws, or in any rules or regulations issued pursuant to any of the foregoing, to exercise in respect of all securities, property and assets owned by it, all rights, powers and privileges which could be exercised by any natural person owning the same securities, property or assets;

           G. To acquire all or any part of the goodwill, property and business of any firm, person, association or corporation heretofore or hereafter engaged in any business similar to any business which it has power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired and to assume in connection therewith any liabilities of any such person, firm, association or corporation;

          H. Without the vote or consent of the shareholders of the Corporation, to purchase, acquire, hold, dispose of, transfer and reissue or cancel shares of its own capital stock, including shares of stock of the Corporation in fractional denominations, in any manner or to any extent now or hereafter permitted by the laws of Maryland or by these Articles of Incorporation; and

           I. To carry out all or any part of the aforesaid objects and purposes and to conduct its business in all or any of its branches in any or all states, territories, districts and possessions of the United States of America and in foreign countries; and to maintain offices and agencies in any and all states, territories, districts and possessions of the United States of America and in foreign countries.

      The foregoing objects and purposes shall, except when otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any clause of this or any other Section of these Articles of Incorporation, or of any amendment thereto, and shall each be regarded as independent and construed as powers as well as objects and purposes.

      The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to or conferred upon corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

      FOURTH:   The   aggregate   number  of  shares  which   the
      ------
Corporation shall have authority to issue is Five Hundred Million (500,000,000) consisting of one class only, designated as "Common Stock," of the par value of $.0001 per share and of the aggregate par value of Fifty Thousand Dollars ($50,000).

      FIFTH:   Provisions limiting or denying to shareholders the
      -----
preemptive right to acquire additional shares of Common Stock of the Corporation are:

      No holder of any of the shares of Common Stock of this Corporation shall, as such holder, have any preemptive or other right to purchase or subscribe for any shares of Common Stock which this Corporation may issue or sell other than such rights, if any, as the board of directors, in its discretion, may from time to time determine to offer to shareholders of this Corporation.

      SIXTH:    The number of initial directors is four, and  the
      -----
names of the initial directors are:

                       Albert O. Nicholas
                        Melvin L. Schultz
                         Richard Seaman
                         Robert H. Bock

Thereafter, the number of directors shall be such number (but not less than three), as is fixed from time to time by the By-laws.

      SEVENTH:  The   address  of the  principal  office  of  the
      -------
Corporation is 700 North Water Street, Suite 1010, Milwaukee, Wisconsin 53202. The address of the principal office of the Corporation in Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

      EIGHTH:   The name and address of each incorporator are:
      ------

          Name                          Address
          ----                          -------

     Albert O. Nicholas       700 North Water Street
                              Suite 1010
                              Milwaukee, Wisconsin  53202

     Thomas J. Saeger         700 North Water Street
                              Suite 1010
                              Milwaukee, Wisconsin  53202

      NINTH:    The  following provisions are hereby adopted  for
      -----
the purposes of defining, limiting and regulating the powers of the Corporation and of the directors and shareholders:

          A. The board of directors of the Corporation shall authorize an initial issuance of shares of Common Stock of the Corporation for such consideration not less than the aggregate par value of the shares included in the issuance as the board of directors shall determine. After such initial issuance, the board of directors may authorize the issuance (and reissuance), from time to time, of shares of capital stock of any class, whether now or hereafter authorized, for such consideration not less than the aggregate par value of the shares so issued, as said board of directors may deem advisable; provided that, except with respect to shares issued as a share dividend or distribution, such consideration shall be not less than the net asset value of such shares computed in accordance with this Article NINTH. The Corporation, in its discretion, may reject, in whole or in part, orders for the purchase of shares of capital stock, and may, in addition, require such orders to be in such minimum amounts as it shall determine.

          B. The Corporation may issue shares in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares. Without limitation, the holders of any fractional shares of the capital stock of the Corporation shall be entitled to the payment of dividends on such fractional shares, to receive the net asset value thereof upon redemption, to share in the assets of the Corporation upon liquidation and to exercise any voting rights with respect to any fractional share.

          C.     The  Corporation  shall  have  full  power,   in
          accordance with good accounting practice: (1) to determine what receipts of the Corporation shall constitute income available for payment of dividends and what receipts shall constitute principal and to make such allocation of any particular receipt between principal and income as it may deem proper; and (2) from time to time, in its discretion (a) to determine whether any and all expenses and other outlays paid or incurred (including any and all taxes, assessments of governmental charges which the Corporation may be required to pay or hold under any present or future law of the United States of America or of any other taxing authority therein) shall be charged to or paid from principal or income or both; and (b) to apportion any and all of said expenses and outlays, including taxes, between principal and income.

          D. Each holder of record of stock of this Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share thereof, standing registered in his or her name on the books of the Corporation. At all elections of directors of the Corporation, each shareholder shall be entitled to vote the shares owned of record by him or her for as many persons as there are directors to be elected, but shall not be entitled to exercise any right of cumulative voting.

          E. The board of directors shall have full power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of shareholders, except as otherwise provided by statute or by law; and, except as so provided, no shareholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the board of directors.

          F. When the total assets of the Corporation shall for the first time have amounted to $100,000 or more, a fact which shall be conclusively evidenced by a resolution of the board of directors of the Corporation specifying the date and time when such total assets first amounted to $100,000 or more, each holder of shares of the capital stock of the Corporation shall be entitled, at any time thereafter, to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation at the net asset value of such shares as determined in accordance with the provisions of this Article NINTH, subject to the provisions of Section K of this Article.

          G. The net asset value to which a holder of shares of capital stock of the Corporation shall be entitled upon redemption of shares held by him or her is the net asset value next determined after the time when the application for redemption is received in proper order and accepted by the Corporation at such place as the Corporation may, from time to time, designate.

          H. The time of payment for shares redeemed shall be within seven days after the application for redemption has been received in proper form and accepted by the Corporation in accordance with Section G of this Article NINTH.

          I. The net asset value of each share of the Corporation shall be determined as of the close of trading on the New York Stock Exchange each day that said Exchange is open for trading and any such net asset value shall be applicable to all transactions in the capital stock of the Corporation occurring at or before the close of business on that day and after the close of business on the last preceding day on which said Exchange was open for trading, subject to appropriate adjustment for dividends or distributions, or in accordance with any controlling provisions of the Investment Company Act of 1940, as amended, or any rule or regulation thereunder.



          J. The net asset value of each share of the capital stock of the Corporation at any particular time shall be the quotient obtained by dividing the value of the net assets of the Corporation (i.e., the value of the assets of the Corporation, less its liabilities exclusive of capital and surplus) at such time by the total number of shares (including fractional shares) outstanding at such time, all determined and computed as follows:

                     (1)   The  value of any cash on hand  or  on
               deposit, bills and demand notes and accounts receivable, prepaid expenses, dividends receivable (from and after the ex-dividend date) and interest declared or accrued and not yet received shall be deemed to be the full amount thereof unless the board of directors shall have determined that any such deposit, bill, demand note or account receivable is not worth the full amount thereof, in which event such value shall be the fair value thereof as determined in good faith by the board of directors;

                     (2)  Securities listed or commonly dealt  in
               on the New York Stock Exchange or the American Stock Exchange shall be valued at the last sale prices on such Exchanges on the last day on which such value is being computed (or, lacking any such sales, the last bid price), unless the board of directors in good faith determines that some other price reflects more closely the true market value;

                     (3)   Other  securities as to  which  market
               quotations are readily available shall be valued in the same manner as securities listed or commonly dealt in on the New York or American Stock Exchanges;

                     (4)  In the case of all other securities and
               assets, the value thereof shall be the fair value as determined in good faith by the board of directors (but no value shall be assigned to goodwill of the Corporation);

                     (5) The liabilities of the Corporation shall
               be deemed to include all bills and accounts payable, all administrative expenses payable and/or accrued, including the estimated amount of any fees payable under an investment advisory agreement, all contractual obligations for the payment of money or property, all reserves authorized or approved by the board of directors for taxes or contingencies, and all other liabilities of the Corporation of whatsoever kind and nature, except liabilities represented by outstanding shares and surplus of the Corporation;

                     (6)   Securities purchased shall be included
               among the assets of the Corporation, and the cost thereof shall simultaneously be regarded as a liability, not later than the first business day following the date of purchase, and securities sold shall be excluded from such assets, and the amount receivable therefore shall simultaneously be included as an asset, not later than the first business day following the date of sale;

                     (7)   Shares  of the capital  stock  of  the
               Corporation for which purchase orders have been accepted shall be considered as issued and outstanding as soon as the net asset value thereof reasonably can be ascertained pursuant to the provisions of this Article NINTH, and the amount receivable therefor shall simultaneously become an asset of the Corporation;

                     (8)   Shares  of the capital  stock  of  the
               Corporation delivered for redemption or repurchase shall be considered as no longer outstanding as soon as the net asset value thereof can reasonably be ascertained pursuant to the provisions of this Article NINTH, and the amount payable on such redemption or repurchase shall simultaneously become a liability of the Corporation; and

                     (9)   Notwithstanding   the  provisions   of
               paragraphs (1) and (5) of this Section J, interest declared or accrued and not yet received, and any accrued expenses may be omitted from any calculation of net asset value in the discretion of the board of directors, if the net amount of all such interest and expenses is less than one percent of the net asset value per share.

          K.     In   accordance  with  the  provisions  of   the
          Investment  Company Act of 1940, as  amended,  and  the
          rules and regulations promulgated thereunder by the Securities and Exchange Commission, the Corporation may suspend the right of a holder of shares of capital stock of the Corporation to have his or her shares redeemed by the Corporation (1) for any period during which trading on the New York Stock Exchange is restricted; (2) for any period during which an emergency exists as a result of which (a) disposal by the Corporation of securities owned by it is not reasonably practicable or (b) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or (3) for such other periods as the Securities and Exchange Commission may by order permit for the protection of shareholders of the Corporation. In addition, the Corporation shall have the right at any time and with at least 30 days' advance written notice to the shareholders to redeem, for their then current net asset value per share, all shares that are held by a shareholder whose shares of the Corporation have an aggregate net asset value of less than $5,000, or such other lesser or greater amount as may be required by the Maryland General Corporation Law or as the Board of Directors may from time to time determine.

          L. The Corporation may purchase in the open market or otherwise acquire from any owner or holder thereof any shares of its capital stock, in which case the consideration paid therefor (in cash or in securities in which the funds of the Corporation shall then be invested) shall not exceed the net asset value thereof determined or estimated in accordance with any method deemed proper by the board of directors and producing an amount approximately equal to the net asset value of said shares (determined in accordance with the provisions of this Article NINTH) at the time of the purchase or acquisition by the Corporation thereof.

          M. The board of directors shall have full power in accordance with good accounting practice to declare and pay dividends and distributions in cash, securities or other property from any funds legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine; to declare such dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of effectiveness of such declarations.

                In respect of all powers, duties and authorities conferred by the preceding Sections J, K and L and this Section M, the Corporation may act by and through agents from time to time designated and appointed by the board of directors and the board of directors may delegate to any such agent any and all powers, duties and authorities conferred upon the Corporation or upon the board of directors by said Sections, provided such delegation does not violate the provisions of the Investment Company Act of 1940, as amended, or the provisions of the Maryland General Corporation Law.

      TENTH:    The Corporation reserves the right to enter into,
      -----
from  time to time, investment advisory agreements providing  for the management and supervision of the investments of the Corporation and the furnishing of advice to the Corporation with respect to the desirability of investing in, purchasing or selling securities or other property. Such agreement shall contain such other terms, provisions and conditions as the board of directors of the Corporation may deem advisable.

      The Corporation may designate custodians, transfer agents, registrars and/or disbursing agents for the stock and assets of the Corporation and employ and fix the powers, rights, duties, responsibilities and compensation of each such custodian, transfer agent, registrar and/or disbursing agent.

      ELEVENTH: The Corporation reserves the right, from time  to
      --------
time, to make any amendment of these Articles of Incorporation now or hereafter authorized by law, including any amendment which alters the contract rights as expressly set forth in these Articles of Incorporation of any outstanding stock, and all rights herein conferred upon shareholders are granted subject to such reservation. The board of directors shall have the power to adopt, alter or repeal the By-laws of the Corporation, except to the extent the By-laws otherwise provide or as otherwise provided by applicable law. The Corporation may take or authorize such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

      TWELFTH: In the event of the dissolution of the Corporation
      -------
and in the event there are assets available for distribution to the shareholders, the trustees or receivers may take distributions of assets in cash or in kind or partly in cash and partly in kind, and it shall not be necessary for the trustees or receivers to give each shareholder a pro rata share of each asset, but the trustees or receivers may allocate certain assets to certain shareholders and certain assets to other shareholders, so long as there shall be distributed to each shareholder his pro rata share in market value of the assets of the Corporation.

      THIRTEENTH:    If and to the extent permitted  by  Maryland
      ----------
law, the Corporation shall not be required to hold an annual meeting of shareholders in any year in which none of the following is required to be acted upon by shareholders under the Investment Company Act of 1940, as amended: (A) election of directors; (B) approval of any investment advisory agreement; (C) ratification of the selection of independent auditors; and (D) approval of a distribution agreement.

      FOURTEENTH:    The Corporation shall indemnify and  advance
      ----------
expenses to its current acting and its former officers and directors to the fullest extent that indemnification of officers and directors is permitted by the Maryland General Corporation Law. The board of directors may, through the By-laws, a resolution or by agreement, make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law. References to the Maryland General Corporation Law in this Article Fourteenth are to the law as from time to time amended. No amendment to the Articles of Incorporation of the Corporation shall affect any right of any person under this Article FOURTEENTH based on any event, omission or proceeding prior to such amendment.


          Dated:  August 31, 1993.




                              /s/ Albert O. Nicholas
                              ----------------------------------
                              Albert O. Nicholas, Incorporator




                              /s/ Thomas J. Saeger
                              ----------------------------------
                              Thomas J. Saeger, Incorporator





STATE OF WISCONSIN   )
                     )   ss.
COUNTY OF MILWAUKEE  )


          I hereby certify that on August 31, 1993, before me, a Notary Public of the State of Wisconsin in and for the County of Milwaukee, personally appeared ALBERT O. NICHOLAS and THOMAS J. SAEGER, and severally acknowledged the foregoing Articles of Incorporation to be their act.

           WITNESS my hand and notarial seal this 31st day of August, A.D., 1993.



                              /s/ Kate M. Fleming
                              -----------------------------------
                              Notary Public
                              Milwaukee County, Wisconsin.
                              My commission is permanent.

                     ARTICLES OF AMENDMENT
                             TO THE
                   ARTICLES OF INCORPORATION
                               OF
                       NICHOLAS II, INC.




       Nicholas   II,   Inc.,   a   Maryland   corporation   (the
"Corporation") having its principal office located in the City of Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Articles of Incorporation of the Corporation are hereby amended by striking out Article FOURTH of the Articles of Incorporation and inserting in lieu thereof the following:

          FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is Two Hundred Million (200,000,000) consisting of one class only designated as "Common Stock" of the par value of $.01 per share and of the aggregate par value of Two Million Dollars ($2,000,000).

      SECOND: The Board of Directors of the Corporation on September 10, 1985, unanimously adopted a resolution in which was set forth the foregoing amendment to the Articles of Incorporation, declaring that the amendment to the Articles of Incorporation as proposed was advisable and directing that it be submitted for action thereon by the Shareholders of the Corporation at the annual meeting to be held on January 15, 1986.

     THIRD: Notice setting forth the amendment to the Articles of Incorporation and stating that a purpose of the meeting of the Shareholders would be to take action thereon, was given, as required by law, to all Shareholders entitled to vote thereon. The amendment to the Articles of Incorporation of the Corporation as hereinabove set forth was approved by the Shareholders of the Corporation at said meeting by the affirmative vote of 7,019,483 of all of the votes entitled to be cast thereon, which represented in excess of a majority of the aggregate number of votes entitled to be cast thereon.

      FOURTH:   The amendment to the Articles of Incorporation of
the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the Shareholders of the Corporation.

     FIFTH: (a) The total number of shares of stock which the Corporation was heretofore authorized to issue is Twenty Million (20,000,000) consisting of one class only, designated as "Common Stock," of the par value of $.01 per share and of the aggregate par value of Two Hundred Thousand Dollars ($200,000).



                (b) The total number of shares of stock is increased by this amendment to Two Hundred Million (200,000,000) consisting of one class only, designated as "Common Stock," of the par value of $.01 per share and of the aggregate par value of Two Million Dollars ($2,000,000).

                 (c)   The  information  required  by  subsection
(b)(2)(i)  of  Section  2-607  of Corporations  and  Associations
Articles of the Annotated Code of Maryland was not changed by the amendment.


      IN WITNESS WHEREOF, Nicholas II, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary as of the 31st day of January, 1986.


                                   NICHOLAS II, INC.



                                   /s/ Albert O. Nicholas
                                   -----------------------------
                                   Albert O. Nicholas, President


                                   Attest:


                                   /s/ Thomas J. Saeger
                                   ------------------------------
                                   Thomas J. Saeger, Vice
                                   President and Secretary



      THE UNDERSIGNED, President of Nicholas II, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.





                                   /s/ Albert O. Nicholas
                                   -----------------------------
                                   Albert O. Nicholas